EXHIBIT 99

                        INDEX OF EXHIBITS
                    INCLUDED HERIN, FORM 10-Q
                        FEBRUARY 25, 2000
                                                     SEQUENTIAL
EXHIBIT                                                 PAGE
NUMBER              DESCRIPTION                        NUMBER
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10(i)  Note Agreement between the Company and Suntrust
       of Georgia dated February 18, 2000 covering the
       Company's long term note due August 18, 2001       14-16


27     Financial Data Schedule                            17